Item 4. Changes In Registrant’s Certifying Accountant
Item 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT 99.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 30, 2002

PYRAMID BREWERIES, INC.

(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 206-682-8322

Item 4. Changes In Registrant’s Certifying Accountant

     On May 30, 2002, the Audit Committee of the Company’s Board of Directors decided to no longer engage Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and engaged KPMG LLP (“KPMG”) to serve as the Company’s independent public accountants for the fiscal year 2002.

     Andersen’s reports on the Company’s consolidated financial statements for the years ended December 31, 2001 and December 31, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2001 and December 31, 2000 and through the date of this Form 8-K, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     During the years ended December 31, 2001 and December 31, 2000 and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Company has requested that Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements. Such letter will be filed as an amendment to this Form 8-K.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits. The following exhibits are included in this report:

99.1	Press release dated May 30, 2002

SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 30, 2002.

PYRAMID BREWERIES INC.

By:	/s/ Eric G. Peterson

Eric G. Peterson, Vice President and Chief Financial Officer

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